UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: May 31, 2015
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2015, the Board of Directors (the “Board”) of E*TRADE Financial Corporation (the “Company”) appointed Brent B. Simonich, age 44, as the Company’s Principal Accounting Officer, effective June 16, 2015. Mr. Simonich is currently the Company’s Controller and will remain in that position.  Mr. Simonich will receive an annual base salary of $400,000. He will be entitled to receive an annual cash performance bonus of $300,000 for each of 2015 and 2016 performance and an equity grant with an initial value of $300,000 for each of 2015 and 2016 performance. In addition, the Board granted Mr. Simonich Restricted Stock Units (“RSUs”) with an initial value of $500,000 on June 1, 2015, pursuant to the Company’s standard RSU agreement.

Mr. Simonich has been with the Company since 1999 and has served as the Controller since January 2011. As Controller, he is responsible for overseeing the Company’s accounting functions, including corporate tax, accounting policy and financial reporting. Prior to serving as the Controller, Mr. Simonich held various leadership positions in finance, spanning both corporate and brokerage functions, domestically and internationally. Additionally, he is currently the Chief Financial Officer the Company’s two broker-dealer entities, E*TRADE Clearing and E*TRADE Securities, and holds a Certified Public Accountant designation as well as a Series 27 Financial and Operations Principal license.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	June 4, 2015	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary